WRITTEN CONSENT TO ACTION WITHOUT MEETING OF ALL THE DIRECTORS OF

QUANTUM VENTURES, INC.

A NEVADA CORPORATION

The undersigned, being all the Directors of Quantum Ventures, Inc., a Nevada corporation, pursuant to the by-laws of the Corporation, hereby consent to the following action, without a meeting, and waive all notice or other meeting requirements.

1.

Election of New Directors and Officers

RESOLVED, that the following person be elected as a Director and Officer of the Corporation to hold office until the next annual general meeting of the Corporation or until removed in accordance with the By-laws of the Corporation:

Officer

           Office

Graham Hughes

Secretary and Treasurer

Dated as of the 27TH day of November, 2007.

The undersigned, being all the Directors of Quantum Ventures, Inc., waive the required notice of meeting and consent to all actions taken hererof.

                                                                                           /s/Desmond Ross

                                                                                      DESMOND ROSS, PRESIDENT

                                                                                      AND DIRECTOR